Exhibit 5.1

June 24, 2010

Board of Directors
Donegal Group Inc.
1195 River Road
Marietta, Pennsylvania 17547

Re:  Donegal Group Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Donegal Group Inc., a Delaware corporation, or DGI, in connection with the registration under the Securities Act of 1933, as amended, or the “Act, pursuant to the registration statement on Form S-4, or the registration statement, of up to 600,000 shares, or the Shares, of DGI’s Class A common stock, par value $.01 per share. The Shares are issuable by DGI in exchange for outstanding shares of common stock, par value $.25 per share, of Union National Financial Corporation, a Pennsylvania corporation, or UNNF, pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of April 19, 2010, and as amended as of May 20, 2010, among Donegal Acquisition Inc., Donegal Financial Services Corporation, Donegal Mutual Insurance Company, DGI and UNNF.

In connection therewith, we have examined the following:

•	The certificate of incorporation, as amended, of DGI, certified by the Secretary of State of the State of Delaware;

•	The by-laws of DGI, certified as complete and correct by the Secretary of DGI;

•	Minutes of meetings of the board of directors of DGI, certified as correct and complete by the Secretary of DGI;

•	Certificate of Good Standing Status with respect to DGI, issued by the Secretary of State of the State of Delaware; and

•	The registration statement.

Board of Directors
Donegal Group Inc.

June 24, 2010

Based upon such examination and upon our examination of such other instruments and records that we have deemed necessary, we are of the opinion that:

•	DGI has been duly incorporated and its status is active under the laws of the State of Delaware; and

•	The Shares have been legally authorized and issued and are fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the registration statement and to the reference to this firm under the caption “Legal Matters” in the proxy statement/prospectus contained in the registration statement.

Respectfully,

DUANE MORRIS LLP

By:	/s/ Frederick W. Dreher
Frederick W. Dreher